This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-239397

Subject to Completion, dated June 25, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 23, 2020)

$

INTUIT INC.

$                % Notes due 20

$                % Notes due 20

$                % Notes due 20

$                % Notes due 20

We are offering $                 of our    % notes due 20     (the “20     Notes”), $                 of our     % notes due 20     (the “20     Notes”), $                 of our     % notes due 20     (the “20     Notes”) and $                 of our     % notes due 20     (the “20     Notes” and, together with the 20     Notes, the 20     Notes and the 20     Notes, the “notes”).

We will pay interest on the notes semi-annually in arrears on                  and                  of each year, beginning on                 , 20    . The 20     Notes will mature on                 , 20    , the 20     Notes will mature on                 , 20    , the 20     Notes will mature on                 , 20     and the 20     Notes will mature on                 , 20    .

We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.” Upon a Change of Control Repurchase Event, we may be required to make an offer to repurchase all outstanding notes as described under “Description of Notes—Change of Control Repurchase Event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The notes will be issued only in registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof thereafter. The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Us
Per Note	Total	Per Note	Total	Per Note	Total
% Notes due 20%	$	%	$	%	$

% Notes due 20%	$	%	$	%	$

% Notes due 20%	$	%	$	%	$

% Notes due 20%	$	%	$	%	$

Total	$		$		$

(1)	Plus accrued interest, if any, from , 2020.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about                , 2020.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

MUFG	US Bancorp	Scotiabank	Wells Fargo Securities

The date of this prospectus supplement is June , 2020.

Prospectus Supplement

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated June 23, 2020. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Inuit,” “we,” “us” and “our” or similar terms are to Intuit Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.

Our Internet address is www.intuit.com and our investor relations website is located at www.investors.intuit.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Any internet addresses provided in this prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement (except as set forth above).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, as applicable, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus, as applicable. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, filed with the SEC on August 30, 2019;

S-ii

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 27, 2019, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended July 31, 2019;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2019, January  31, 2020 and April 30, 2020, filed with the SEC on November 21, 2019, February 24, 2020 and May 21, 2020, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on August 22, 2019 (with respect to Item 8.01 only), November  21, 2019 (with respect to Item 8.01 only), January  27, 2020, February 24, 2020 (with respect to Item 8.01 only relating to the announcement of dividends), February 24, 2020 (relating to the acquisition of Credit Karma, Inc.), April  1, 2020, May  7, 2020 (with respect to Item 2.03 only) and May 21, 2020 (with respect to Item 8.01 only).

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below. Please note that shelter-in-place guidance due to the COVID-19 pandemic has resulted in the temporary closure of Intuit’s offices until further guidance is provided. Therefore, it is suggested that you request such documents via email.

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

Attention: Investor Relations

investor_relations@intuit.com

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein include forward-looking statements that involve risks and uncertainties and such statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties may be amplified by the coronavirus (“COVID-19”) pandemic, which has caused significant economic instability and uncertainty. The extent to which the COVID-19 pandemic impacts Intuit’s business, operations and financial results, including the duration and magnitude of such effects, will depend on numerous evolving factors, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or respond to its impact, and how quickly and to what extent normal economic and operating conditions can resume. Please also see the section entitled “Risk Factors” in Item 1A of Part II of our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, and under similar headings in any other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for important information to consider when evaluating these statements. All statements in this report, other than statements that are purely historical, are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “forecast,” “estimate,” “seek,” and similar expressions also identify forward-looking statements. In this report, forward-looking statements include, without limitation, the following:

•	our expectations and beliefs regarding future conduct and growth of the business;

•	statements regarding the impact of the COVID-19 pandemic on our business;

•	the timing of when individuals will file their tax returns;

•	our beliefs and expectations regarding seasonality, competition and other trends that affect our business;

•	our expectation that we will continue to invest significant resources in our product development, marketing and sales capabilities;

•	our expectation that we will continue to invest significant management attention and resources in our information technology infrastructure and in our privacy and security capabilities;

•	our expectation that we will work with the broader industry and government to protect our customers from fraud;

•	our expectation that we will generate significant cash from operations;

•	our expectation that total service and other revenue as a percentage of our total revenue will continue to grow;

•	our expectations regarding the development of future products, services, business models and technology platforms and our research and development efforts;

•

our assumptions underlying our critical accounting policies and estimates, including our judgments and estimates regarding revenue recognition; stock volatility and other assumptions used to estimate the fair value of share-based compensation; the fair value of goodwill; and expected future amortization of acquired intangible assets;

•	our intention not to sell our investments and our belief that it is more likely than not that we will not be required to sell them before recovery at par;

•	our belief that the investments we hold are not other-than-temporarily impaired;

•	our belief that we take prudent measures to mitigate investment related risks;

•	our belief that our exposure to currency exchange fluctuation risk will not be significant in the future;

S-iv

•	our assessments and estimates that determine our effective tax rate;

•	our belief that it is not reasonably possible that there will be a significant increase or decrease in our unrecognized tax benefits over the next 12 months;

•

our belief that our cash and cash equivalents, investments and cash generated from operations will be sufficient to meet our seasonal working capital needs, capital expenditure requirements, contractual obligations (including the purchase of Credit Karma, Inc. (“Credit Karma”)), debt service requirements and other liquidity requirements associated with our operations for at least the next 12 months;

•

our expectation that we will return excess cash generated by operations to our stockholders through repurchases of our common stock and the payment of cash dividends, after taking into account our operating and strategic cash needs;

•	our judgments and assumptions relating to our loan portfolio;

•	our belief that the credit facilities will be available to us should we choose to borrow under them;

•

our assessments and beliefs regarding the future outcome of pending legal proceedings and inquiries by regulatory authorities, the liability, if any, that Intuit may incur as a result of those proceedings and inquiries, and the impact of any potential losses associated with such proceedings or inquiries on our financial statements; and

•	our expectations and beliefs regarding the pending acquisition of Credit Karma.

We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

S-v

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus prior to making your investment decision.

The Company

Intuit Inc. helps consumers, small businesses and the self-employed prosper by delivering financial management and compliance products and services. Intuit also provides specialized tax products to accounting professionals, who are key partners that help Intuit serve small business customers. Intuit’s global products and platforms, including QuickBooks, TurboTax, Mint and Turbo, are designed to help its customers better manage their money, reduce their debt and file their taxes with ease so they can receive the maximum refund they deserve. For those customers who run small businesses, Intuit is focused on helping them get paid faster, pay their employees, access capital, ensure their books are done right and find and keep customers. Intuit serves more than 50 million customers across its product offerings and platforms, with approximately 9,400 employees as of July 31, 2019 in offices in the United States, Canada, India, the United Kingdom, Israel, Australia, and other locations.

Intuit Inc. was incorporated in California in March 1984. We reincorporated in Delaware and completed our initial public offering in March 1993. Our principal executive offices are located at 2700 Coast Avenue, Mountain View, California, 94043, and our main telephone number is 650-944-6000.

Recent Developments

On February 24, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Credit Karma, Inc., a Delaware corporation (“Credit Karma”), Halo Merger Sub I, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), Halo Merger Sub II, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Merger Sub II” and, together with Merger Sub, the “Merger Subs”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the securityholder representative thereunder. Pursuant to the Merger Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Credit Karma (the “First Merger”), with Credit Karma continuing as the surviving corporation (the “Surviving Corporation”) and (ii) the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company. Credit Karma is a consumer digital finance platform.

Pursuant to the terms of, and subject to the conditions specified in, the Merger Agreement, upon consummation of the Mergers, we will pay a total consideration of $7.1 billion, subject to certain adjustments set forth in the Merger Agreement (the “Merger Consideration”). The Merger Consideration to be paid to the securityholders of Credit Karma will consist, in the aggregate, of 50% in cash and 50% in shares of our common stock (at a fixed value of $299.7306 per share, which is the average of the daily volume-weighted average sales price per share of our common stock on The Nasdaq Global Select Market, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the ten consecutive trading days ending on and including the trading day immediately preceding the date of the Merger Agreement). The consummation of the Mergers is subject to certain customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.01 to our Current Report on Form 8-K filed with the SEC on February 24, 2020, and is incorporated into this prospectus supplement by reference. The Mergers are expected to close before the end of the calendar year 2020.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under the caption “Description of Securities.”

Issuer	Intuit Inc.

Securities Offered	$ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20 $ aggregate principal amount of % notes due 20

Maturity	20 Notes — , 20 20 Notes — , 20 20 Notes — , 20 20 Notes — , 20

Original Issue Date	, 2020

Interest Rates	20 Notes — % per annum 20 Notes — % per annum 20 Notes — % per annum 20 Notes — % per annum

Interest Payment Dates	Interest will be paid on the notes on and of each year, beginning on , 20 .

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

As of April 30, 2020, we had approximately $398.0 million of outstanding indebtedness and $3.0 billion of total liabilities on a consolidated basis. Of this amount, our subsidiaries had approximately $992.4 million of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated. These amounts do not include $1.0 billion borrowed on May 7, 2020 under the unsecured revolving credit facility of our amended and restated credit agreement.

Form and Denomination	The notes will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository

Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	New York.

Use of Proceeds	We may use a portion of the net proceeds from this offering to finance a portion of the costs associated with our potential acquisition of Credit Karma. In addition, we intend to use net proceeds from this offering for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, ongoing operations, capital expenditures and other possible acquisitions of businesses or assets or strategic investments. For more information on our potential acquisition of Credit Karma, see “Summary—Recent Developments.” See “Use of Proceeds” in this prospectus supplement.

Further Issuances	We may create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects (except for the issue date, the issue price, the payment of interest accrued prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), so that such further notes may be consolidated and form a single series with, and increase the aggregate principal amount of, the notes of such applicable series offered by this prospectus supplement.

Sinking Fund	None.

Optional Redemption

Prior to (i) with respect to the 20     Notes, the maturity date of such notes, (ii) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), (iii) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), and (iv) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption:

•  100% of the principal amount of the notes to be redeemed; and

•  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming, in the case of the 20     Notes, the 20     Notes and the 20     Notes, that such notes matured on their applicable Par Call

Date, as defined in and set forth in “Description of the Notes—Optional Redemption”), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined in this prospectus supplement) plus basis points in the case of the 20     Notes, plus basis points in the case of the 20     Notes, plus         basis points in the case of the 20     Notes and plus         basis points in the case of the 20     Notes.

In addition, on or after (i) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), (ii) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), and (iii) with respect to the 20     Notes,             , 20     (             months prior to the maturity date of such notes), such series of notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption” for more information.

Purchase Upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined below in “Description of the Notes—Purchase Upon Change of Control Triggering Event”), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but excluding, the date of purchase. See “Description of the Notes—Purchase Upon Change of Control Triggering Event” for more information.

Trading	Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee, Registrar and Paying Agent	U.S. Bank National Association.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under “Forward-Looking Statements” and “Risk Factors” before deciding whether to invest in the notes.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data as of and for the periods indicated. The consolidated statements of operations data for the fiscal years ended July 31, 2019, 2018 and 2017 and the consolidated balance sheet data as of July 31, 2019 and 2018 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019 filed with the SEC, which is incorporated herein by reference. The consolidated statements of operations data for each of the nine-month periods ended April 30, 2020 and 2019 and the consolidated balance sheet data as of April 30, 2020 have been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020 filed with the SEC, which is incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflects all adjustments of a normal recurring nature necessary for a fair statement of such financial data and our unaudited condensed consolidated interim financial statements have been prepared on the same basis as our audited consolidated financial statements. The summary consolidated financial data is not necessarily indicative of the results that may be expected in any future period, and interim results are not necessarily indicative of results of operations for the full fiscal year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended July 31, 2019 and our unaudited condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020.

	Twelve Months Ended July 31,
(In millions, except per share amounts)	2019	2018	2017
Net revenue:
Product	$1,623	$1,624	$1,483
Service and other	5,161	4,401	3,713

Total net revenue	6,784	6,025	5,196

Costs and expenses:
Cost of revenue:
Cost of product revenue	77	82	89
Cost of service and other revenue	1,070	881	709
Amortization of acquired technology	20	15	12
Selling and marketing	1,927	1,631	1,415
Research and development	1,233	1,186	998
General and administrative	597	664	553
Amortization of other acquired intangible assets	6	6	2

Total costs and expenses	4,930	4,465	3,778

Operating income	1,854	1,560	1,418
Interest expense	(15)	(20)	(31)
Interest and other income, net	42	26	3

Income before income taxes	1,881	1,566	1,390
Income tax provision	324	237	405

Net income	$1,557	$1,329	$985

Basic net income per share	$5.99	$5.18	$3.83

Shares used in basic per share calculations	260	256	257

Diluted net income per share	$5.89	$5.09	$3.78

Shares used in diluted per share calculations	264	261	261

Cash dividends declared per common share	$1.88	$1.56	$1.36

	Nine Months Ended April 30,
(In millions, except per share amounts)	2020	2019
Net revenue:
Product	$1,341	$1,378
Service and other	4,522	4,412

Total net revenue	5,863	5,790

Costs and expenses:
Cost of revenue:
Cost of product revenue	57	60
Cost of service and other revenue	982	811
Amortization of acquired technology	17	15
Selling and marketing	1,624	1,546
Research and development	999	900
General and administrative	486	447
Amortization of other acquired intangible assets	5	4

Total costs and expenses	4,170	3,783

Operating income	1,693	2,007
Interest expense	(7)	(12)
Interest and other income, net	26	23

Income before income taxes	1,712	2,018
Income tax provision	331	417

Net income	$1,381	$1,601

Basic net income per share	$5.29	$6.16

Shares used in basic per share calculations	261	260

Diluted net income per share	$5.24	$6.06

Shares used in diluted per share calculations	264	264

Cash dividends declared per common share	$1.59	$1.41

	As of
(In millions)	April 30, 2020	July 31, 2019	July 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$3,371	$2,116	$1,464
Investments	600	624	252
Accounts receivable, net	219	87	98
Total assets	7,764	6,283	5,134
Long-term debt	48	386	388
Total stockholders’ equity	4,740	3,749	2,816

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020 under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic has caused significant economic instability and uncertainty and has had and may continue to have an adverse effect on our business, results of operations and financial condition.

The COVID-19 pandemic has caused economic instability and uncertainty globally and has had a negative impact, and may in the future have a material adverse impact, on our business. We have begun to see the COVID-19 pandemic negatively impact our small business results as a significant number of small businesses have closed or scaled back their offerings, particularly in light of shelter-in-place and similar directives. Additionally, due to the extension of the IRS and most states’ tax filing deadlines from April 2020 to July 2020, it is difficult to anticipate tax filing behavior for the remainder of the 2019 tax year. If these deadlines, including the IRS’ tax filing deadline, were delayed further, it would create additional uncertainty around tax filing behavior and could impact the timing of our revenue. The severity and duration of the pandemic’s impact on our operational and financial performance are uncertain and will depend on many factors beyond our control. Potential negative impacts of the pandemic include, but are not limited to, the following:

•

Reduction in customer demand for our products and services, decreased consumer spending levels, reduced small business payment charge volumes and payrolls and potential decreases in the number of tax returns filed could materially harm our results of operations.

•

The extension of federal and state tax filing deadlines has changed the seasonality of our business, making our revenue and operating results more difficult to predict, which could cause our business to materially suffer. Any additional extensions to these deadlines could further increase the difficulty of forecasting our revenue and operating results for a particular period.

•

There are new and more frequent attempts by malicious third parties seeking to take advantage of the pandemic to fraudulently gain access to our systems, which could cause us to expend significant resources to remediate and could damage our reputation.

•

Changes to our business operations and the operations of our third-party partners, such as increased use of videoconferencing, the shift to working from home, and the complexity of resuming operations in our offices, could introduce new security and execution risks that could cause us to experience substantial financial losses, lose the confidence of our customers and government agencies and harm our revenues and earnings.

•

Potential disruption of services on which we rely to deliver our services to our customers, including our third-party customer success partners and financial institutions, could prevent us or our service providers from delivering critical services to our customers or accepting and fulfilling customer orders, any of which could materially and adversely affect our business or reputation.

•

Increased, divergent and changing governmental regulations, such as shelter-in-place orders and closures of work facilities, schools, public buildings and businesses, could make it considerably more difficult to develop, enhance and support our products and services, which may cause our results of operations and financial condition to suffer.

•

Failure to realize some or all of the anticipated benefits of our mergers and acquisitions activities for reasons related to the pandemic may cause us to experience losses that result in significant harm to our operating results or financial condition.

•

We may be unable to obtain financing in the current economic environment on terms that are favorable or acceptable to us, or at all, which could impair our cash flows and restrict our ability to execute on our strategic initiatives and react to changes in our business or the environment.

•

As a result of financial hardship experienced by our customers related to the pandemic, we may experience higher than normal customer refunds and a significant increase in risk of collecting customer payments or loans receivable, which could harm our results of operations.

•	There could be increased volatility in our stock price related to the pandemic, which could result in the loss of some or all of the value of an investment in Intuit.

Risks Related to the Notes

An active trading market for the notes may not develop.

There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these notes, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of the notes, outstanding amount of the notes, the market for similar securities, prospects for other companies in our industry and changes in our consolidated financial condition, results of operations or prospects. In particular, an increase in prevailing interest rates will generally result in a decrease in the market price of the notes. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes.

The notes are our unsecured obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.

The notes are exclusively our obligations and are not obligations of our subsidiaries. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and ability to service our debt, including the notes, depend upon the earnings of our subsidiaries and the distribution to us of earnings, loans or other payments by our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of April 30, 2020, we had approximately $398.0 million of outstanding indebtedness and $3.0 billion of total liabilities on a consolidated basis. These amounts do not include $1.0 billion borrowed on May 7, 2020 under the unsecured revolving credit facility of our amended and restated credit agreement. Of the $3.0 billion of consolidated total liabilities, our subsidiaries had approximately $992.4 million of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The notes will be subject to the prior claims of any future secured creditors.

The notes are unsecured obligations, ranking effectively junior to any secured indebtedness that we may incur. Accordingly, the notes will be subordinated to the extent we or our subsidiaries have or will obtain secured borrowings. The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur, permits us to incur secured debt under specified circumstances and permits our subsidiaries to incur secured debt without restriction. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, our assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and sale/leaseback covenants do not apply to our subsidiaries and contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes effectively, structurally or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants.

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and limitation on sale/leaseback covenants apply to us, but not to our subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale/leaseback transactions. Exceptions within the limitation on liens covenant would allow us to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants.

Increased leverage may harm our financial condition and results of operations.

On an as adjusted basis after giving effect to this offering, and our borrowings of $1.0 billion under the unsecured revolving credit facility of our amended and restated credit agreement, as of April 30, 2020, we would have had approximately $                billion of total long-term indebtedness (including the notes), all of which would have been unsecured and unsubordinated.

We and our subsidiaries may incur additional indebtedness in the future and the notes do not restrict the future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•

our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness, including the notes;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, or at all.

The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.

We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.

We will be required to offer to purchase the notes upon the occurrence of a Change of Control Triggering Event as provided in the indenture governing the notes. However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness and we may not have sufficient funds to repay such other indebtedness. Our failure to make such a purchase would result in a default under your notes and may cause the acceleration of our other debt.

Credit ratings of the notes may change and affect the market price and marketability of the notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

Redemption prior to maturity may adversely affect your return on the notes.

Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                 billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We may use a portion of the net proceeds from this offering to finance a portion of the costs associated with our potential acquisition of Credit Karma. In addition, we intend to use net proceeds from this offering for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, ongoing operations, capital expenditures and other possible acquisitions of businesses or assets or strategic investments. For more information regarding our potential acquisition of Credit Karma, see “Summary—Recent Developments.”

We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities, or use funds to reduce outstanding short-term borrowings.

CAPITALIZATION

The following table sets forth a summary of our consolidated cash and cash equivalents and capitalization on an actual and as adjusted basis as of April 30, 2020. Our consolidated capitalization, as adjusted, gives effect to (i) the borrowing on May 7, 2020 of $1.0 billion under the unsecured revolving credit facility of our amended and restated credit agreement and (ii) the issuance of the notes offered by this prospectus supplement as if the offering had occurred on April 30, 2020. This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement.

	As of April 30, 2020
	Actual	As Adjusted
	(Unaudited, in millions except par value)
Cash and cash equivalents	$3,371

Debt:
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
% Senior Notes Due 20 offered hereby	—
Unsecured term loan	$ 350
Unsecured revolving loan	—
Secured revolving loan	48

Total debt	$398
Stockholders’ equity:
Preferred stock, $0.01 par value - 1,345 shares authorized; 145 shares designated Series A; 250 shares designated Series B Junior Participating; none issued and outstanding	—
Common stock, $0.01 par value - 750,000 shares authorized; 260,749 shares outstanding	3
Additional paid-in-capital	6,129
Treasury stock, at cost	(11,929)
Accumulated other comprehensive loss	(44)
Retained earnings	10,581

Total stockholders’ equity	4,740

Total capitalization	$5,138

DESCRIPTION OF NOTES

The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under “Description of Securities” beginning on page 3 of the accompanying prospectus. In this section, references to “Intuit,” “us,” “we,” or “our” refer only to Intuit Inc. and not to any of its subsidiaries.

General

The 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes (each as defined below), which we refer to collectively as the “notes,” will constitute separate series of securities and will be issued only in book-entry form, in minimum denominations of $2,000 and multiples of $1,000 in excess thereof thereafter.

The notes will be issued under an indenture to be entered into concurrently with the initial issuance of the notes, by and between Intuit and U.S. Bank National Association, as trustee, as may be supplemented from time to time. U.S. Bank National Association will be the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Intuit will be the sole obligor on the notes.

Ranking

The indenture will not limit the ability of Intuit to incur additional unsecured indebtedness. The notes will be the unsecured and unsubordinated obligations of Intuit and will rank pari passu with its other unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Intuit’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of April 30, 2020, Intuit had $398.0 million of total indebtedness, all of which was senior and unsubordinated. As of April 30, 2020, including the $398.0 million of indebtedness, Intuit had approximately $3.0 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Intuit had approximately $992.4 million of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated. These amounts do not include $1.0 billion borrowed on May 7, 2020 under the unsecured revolving credit facility of our amended and restated credit agreement.

On an as-adjusted basis after giving effect to this offering and the borrowings under our unsecured revolving credit facility as described above, as of April 30, 2020:

•	we would have had approximately $ billion of total indebtedness (including the notes), all of which would constitute senior and unsubordinated indebtedness;

•	including the $ billion of indebtedness, we would have had approximately $ billion of total liabilities on a consolidated basis;

•	Intuit would not have had any secured indebtedness to which the notes would have been effectively subordinated; and

•

Intuit’s subsidiaries would have had approximately $                million of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated.

Interest and Maturity

The     % Notes due 20     (the “20     Notes”) will mature on                  , 20     , the                 % Notes due 20     (the “20     Notes”) will mature on                 , 20     , the                 % Notes due 20     (the “20     Notes”) will mature on                 , 20     and the     % Notes due 20     (the “20     Notes”) will mature on                  , 20     .

The 20     Notes will bear interest at                 % per annum, the 20     Notes will bear interest at                 % per annum, the 20     Notes will bear interest at                 % per annum and the 20     Notes will bear interest at     % per annum.

Interest on the notes will be payable semi-annually in arrears on                and                , commencing on                , 20    to the persons in whose names the notes are registered at the close of business on the preceding                or                , as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Issuance of Additional Notes

Intuit may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that the additional notes are fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes. The additional notes will have the same CUSIP number as the applicable existing series of notes. Under the indenture, the notes and any additional notes that Intuit may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

Intuit also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.

Optional Redemption

Prior to its maturity date, in the case of the 20     Notes, or its applicable Par Call Date, in the case of the 20     Notes, the 20     Notes and the 20     Notes, the notes will be redeemable, in whole or in part at any time, or from time to time, at Intuit’s option, each at a “make-whole premium” redemption price calculated by Intuit equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; and

(2)

the “make-whole amount,” which means the amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming, in the case of the 20     Notes, the 20     Notes and the 20     Notes, that such notes matured on their applicable Par Call Date), exclusive of interest accrued to, but excluding, the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus      basis points in the case of the 20     Notes, plus      basis points in the case of the 20     Notes, plus      basis points in the case of the 20     Notes and plus      basis points in the case of the 20 Notes, in each case, plus accrued interest thereon to, but excluding, the date of redemption.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

In addition, on or after its applicable Par Call Date, we may redeem the 20    Notes, the 20    Notes and the 20    Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed (assuming in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming in the case of the 20    Notes, the 20    Notes and the 20    Notes, that such notes matured on their applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means (i) with respect to the 20    Notes,                , 20    (                months prior to the maturity date of such notes), (ii) with respect to the 20    Notes,                 , 20    (                months prior to the maturity date of such notes), and (iii) with respect to the 20    Notes,                 , 20    (                months prior to the maturity date of such notes).

“Quotation Agent” means the Reference Treasury Dealer appointed by Intuit Inc.

“Reference Treasury Dealer” means (i) BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Intuit Inc. will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Intuit Inc.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed or sent at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed with a copy to the trustee. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global note.

Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under “—Optional Redemption,” we will mail or send a notice (a “Change of Control Offer”) to each holder with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

•

deposit with the paying agent prior to 10:00 a.m. New York City time an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of notes so tendered the payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.

Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Purchase Exercise Notice Upon a Change of Control

Triggering Event” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of The Depository Trust Company, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us hereunder and such third-party purchases all notes properly tendered and not withdrawn under its offer.

In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.

If holders of not less than 95% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.

For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or our subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares, provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (a) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the indenture) until such tendered securities are accepted for purchase or exchange thereunder or (b) any securities if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act prior to the voting of such proxy;

(3)

we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction; or

(4)	the adoption of a plan by our board of directors relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (a) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (b) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if, after the date of the initial issuance of the notes, Fitch rates the notes and makes such rating publicly available, Rating Agency shall mean each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to continue to make a rating of the notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Ratings Event” means the notes are rated below Investment Grade by each of the Rating Agencies on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event) unless each of the Rating Agencies announces or publicly confirms or informs the trustee in writing at Intuit’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the ratings event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Limitation on Liens

With respect to each series of notes, we will not create or incur any Lien on any of our Principal Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that such series of notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of this offering;

(2)	Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;

(3)

Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Consolidated Net Worth calculated as of the date of issuance of the notes.

Limitation on Sale and Lease-Back Transactions

With respect to each series of notes, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the issuance of the notes;

(2)	such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;

(3)	such transaction involves a lease for less than three years;

(4)

we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(5)

we apply an amount equal to the fair value of the Principal Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee under the applicable indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of Consolidated Net Worth calculated as of the date of issuance of the notes.

Events of Default

“Events of Default” under each series of notes means:

(1)	default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, or sinking fund installment, if any, on the notes of the applicable series when due;

(3)

default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the notes of the applicable series affected that is then outstanding (all such series voting together as a single class); and

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1)	the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and

(2)

our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and
(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes issued under the indenture (which may include notes in addition to the series of notes currently outstanding under the indenture and the notes being offered by this prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Worth” means, as of any date of determination, the Stockholders’ Equity of Intuit and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Total Assets” means, as of any date of determination, total assets as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP on that date.

“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	forward foreign exchange transactions, currency floor, cap, collar or swap transactions or currency options;

(4)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(5)	other agreements or arrangements designed to protect such person against fluctuations in equity or bond (or equity or bond index) prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement).

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Intuit Inc. or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Intuit Inc. or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Intuit Inc. or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Permitted Liens” means:

(1)

Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)

(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4)	Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings;

(5)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6)

Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(7)

Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)	Liens in our favor;

(9)

inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10)

statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(11)

Liens arising out of judgments or awards against us and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)

Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers’ compensation laws and unemployment insurance, old age pensions, social security or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

(13)

Liens consisting of pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(14)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(15)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(16)

Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit Intuit or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(17)	Liens incurred in connection with pollution control, industrial revenue or similar financings;

(18)

Liens on Property incurred in connection with any transaction permitted under “—Limitation on Sale and Lease-Back Transactions” which shall not be in addition to any basket provided in the last paragraph of such covenant; and

(19)

Liens created in substitution of any Liens permitted by clauses (1) through (18) above, or pursuant to clauses (1) through (4) of the first paragraph of “—Limitations on Liens” above; provided that, (a) based on a good faith determination of the board of directors of Intuit, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures that is real property located within the territorial limits of the United States (including its territories and possessions and Puerto Rico) owned or leased by Intuit and having a net book value which, on the date of determination as to whether a Property is a Principal Property is being made, exceeds 1% of Consolidated Total Assets, except such as our board of directors determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole. Notwithstanding the foregoing, Principal Property shall, in any case, include our principal corporate offices or primary campuses, regardless of its net book value as of any date of determination (it being understood that as of the date of the issuance of the notes, our campus located in Mountain View, California comprises our principal corporate office and primary campus).

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

No Sinking Fund

The notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note

The notes sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Intuit will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Intuit. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Intuit, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Intuit expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although Intuit expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Intuit nor the trustee or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Intuit within 90 days, Intuit will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Intuit may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange of a note in definitive form for a global note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Intuit believes to be reliable, but Intuit takes no responsibility for its accuracy or completeness. Intuit assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC.

Concerning Our Relationship with the Trustee

The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the notes has occurred. An affiliate of the trustee is an underwriter of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions and administrative rulings, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt entities, insurance companies, taxpayers subject to special tax accounting rules, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	persons holding notes as a part of an integrated or conversion transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•

“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or certain former citizens or long-term residents of the United States; or

•	taxpayers that are, or hold their notes through, partnerships or other pass-through entities.

In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare contribution tax on investment income, the requirement for persons under Section 451(b) of the Code to conform the timing of income accruals for U.S. federal income tax purposes to their financial statements, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) by a beneficial owner who purchased the note on original issuance at its “issue price” (i.e., the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, a “non-U.S. holder” means any beneficial owner of a note (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is, or is treated as, (i) a citizen or individual resident of the U.S., (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

In certain circumstances as described above under “Description of Notes–Purchase Upon Change of Control Triggering Event,” we may be obligated to offer to purchase the notes of any series for a purchase price equal to 101% of the principal amount of the notes of such series, plus accrued and unpaid interest (if any). We intend to take the position that, under the applicable Treasury regulations, the notes of each series should not be treated as contingent payment debt instruments due to this obligation. Under the applicable Treasury regulations, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingency is remote or incidental. We believe that the likelihood that the notes of any series will be repurchased upon a Change of Control Triggering Event is remote. Our position is binding on you unless you disclose your contrary position in the manner required by the applicable Treasury regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of your taxable income with respect to the notes for U.S. federal income tax purposes. You are urged to consult your tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules. This prospectus supplement assumes that the notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes.

Investors considering the purchase of notes are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign jurisdictions or under any applicable tax treaty.

U.S. Holders

Payments of Interest

We expect, and this summary assumes, that the notes will be issued with less than de minimis original issue discount, if any (as determined under the Code). In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Disposition of the Notes

A U.S. holder will generally recognize gain or loss upon a sale, exchange, redemption, retirement or other taxable disposition of a note, equal to the difference, if any, between (i) the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “—Payments of Interest”) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note. If, at the time of the sale, exchange, redemption, retirement or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

In general, a U.S. holder will be subject to U.S. federal backup withholding at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of the notes, unless the U.S. holder (i) is an “exempt recipient” (such as a corporation or tax-exempt organization) and, when required, provides appropriate documentation to that effect or (ii) provides its taxpayer identification number to the applicable withholding agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition by, a U.S. holder will generally be subject to information reporting, unless such U.S. holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” payments of interest on the notes made to a non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to the company (actively or constructively) within the meaning of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•

(i) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person, or (ii) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

A non-U.S. holder that does not meet the above criteria will be subject to U.S. federal withholding tax at a flat rate of 30%, unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and such non-U.S. holder is a qualified resident of the treaty country and the holder provides the paying agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form). A non-U.S. holder will also be exempt from withholding tax if the interest received is effectively connected with the conduct of a U.S. trade or business (and if a tax treaty applies, is attributable to a permanent establishment within the United States) and such non-U.S. holder provides the paying agent with a properly completed IRS Form W-8ECI.

If interest on the notes is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and if required by an applicable income tax treaty, such interest is attributable to a United States permanent establishment of the non-U.S. holder), the non-U.S. holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if the non-U.S. holder were a United States person. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. These holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of the ownership and disposition of the notes as well as the application of state, local and non-U.S. income and other tax laws.

Sale, Exchange, Redemption, Retirement or Other Disposition of the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless:

(1)    the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment within the United States), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described above; or

(2)    in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30% (or, if applicable, a lower treaty rate), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year.

Information Reporting and Backup Withholding

The amount of interest paid to a non-U.S. holder, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and the non-U.S. holder. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note provided that the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the certification requirements described in the last bullet point under “—Payments of Interest” have been met.

In addition, a non-U.S. holder will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, as defined under the Code, or (ii) the non-U.S. holder otherwise establishes an exemption.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability provided that the required information and tax returns are furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (“FATCA”), a 30% U.S. federal withholding tax may apply to certain “withholdable payments,” in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) (whether such foreign financial institution is a beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) (whether such non-financial foreign entity is a beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Non-U.S. entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA withholding generally will apply to interest paid on our notes. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our notes, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below will severally agree to purchase, and we will agree to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes
BofA Securities, Inc.	$	$	$	$
J.P. Morgan Securities LLC
MUFG Securities Americas Inc.
U.S. Bancorp Investments, Inc.
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
Total	$	$	$	$

The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters will be obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed                % of the principal amount of the 20    Notes,                % of the principal amount of the 20    Notes,                % of the principal amount of the 20    Notes and                % of the principal amount of the 20    Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed                % of the principal amount of the 20    Notes,                % of the principal amount of the 20    Notes,                % of the principal amount of the 20    Notes and                % of the principal amount of the 20    Notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid By Us
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$

We estimate that our total expenses for this offering will be approximately $                million, including underwriting discounts.

We will agree with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us having a tenor of more than one year during the period from the date of this prospectus supplement continuing through the settlement date of the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of the notes than they are required to purchase in this offering.

•	Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•

Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative instruments) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. In addition, an affiliate of one of the underwriters is the trustee for the notes.

We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

European Economic Area and United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time. Notification under Section 309B(1) of the SFA—The notes to be issued shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes or this offering constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Certain legal matters relating to the offering of the notes will be passed upon for us by Fenwick & West LLP, Mountain View, California. Davis Polk  & Wardwell LLP, Menlo Park, California, will act as counsel to the underwriters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, and the effectiveness of our internal control over financial reporting as of July 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

INTUIT INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

We may offer from time to time common stock, preferred stock, debt securities, or warrants in one or more offerings. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” for a further description of the manner in which we may offer and sell the securities covered by this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INTU.”

The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of Intuit Inc. or debt or equity securities of one or more other entities. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). We may sell common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the offered securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

INTUIT INC.

Intuit Inc. helps consumers, small businesses and the self-employed prosper by delivering financial management and compliance products and services. Intuit also provides specialized tax products to accounting professionals, who are key partners that help Intuit serve small business customers. Intuit’s global products and platforms, including QuickBooks, TurboTax, Mint and Turbo, are designed to help its customers better manage their money, reduce their debt and file their taxes with ease so they can receive the maximum refund they deserve. For those customers who run small businesses, Intuit is focused on helping them get paid faster, pay their employees, access capital, ensure their books are done right and find and keep customers. Intuit serves more than 50 million customers across its product offerings and platforms, with approximately 9,400 employees as of July 31, 2019 in offices in the United States, Canada, India, the United Kingdom, Israel, Australia, and other locations.

Intuit Inc. was incorporated in California in March 1984. We reincorporated in Delaware and completed our initial public offering in March 1993. Our principal executive offices are located at 2700 Coast Avenue, Mountain View, California, 94043, and our main telephone number is 650-944-6000.

When we refer to “we,” “our” or “Intuit” in this prospectus, we mean the current Delaware corporation (Intuit Inc.) and its California predecessor, as well as all of our consolidated subsidiaries. Our website address is www.intuit.com. The information on or that can be accessed through our website is not part of this prospectus.

Intuit, the Intuit logo, QuickBooks, TurboTax, Mint, Lacerte, ProSeries, and Intuit ProConnect, among others, appearing in this prospectus, the registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the registered trademarks and/or registered service marks of Intuit Inc., or one of its subsidiaries, in the United States and other countries. Other parties’ marks appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” sections incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in businesses, technologies, or other assets. We may also use the net proceeds to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF SECURITIES

Our common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we decide to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless otherwise stated in an applicable prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, agents, will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, and the effectiveness of our internal control over financial reporting as of July 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2019, filed with the SEC on August 30, 2019;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 27, 2019, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended July 31, 2019;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2019, January  31, 2020 and April 30, 2020, filed with the SEC on November 21, 2019, February 24, 2020 and May 21, 2020, respectively;

•

our Current Reports on Form 8-K filed with the SEC on August 22, 2019 (with respect to Item 8.01 only), November  21, 2019 (with respect to Item 8.01 only), January  27, 2020, February  24, 2020 (with respect to Item 8.01 only relating to the announcement of dividends), February 24, 2020 (relating to the acquisition of Credit Karma, Inc.), April  1, 2020, May  7, 2020 (with respect to Item 2.03 only) and May 21, 2020 (with respect to Item 8.01 only); and

•

the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on May 5, 1998, pursuant to Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.02 to our Annual Report on Form 10-K for the fiscal year ended July  31, 2019, filed with the SEC on August 30, 2019.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below. Please note that shelter-in-place guidance due to the COVID-19 pandemic has resulted in the temporary closure of Intuit’s offices until further guidance is provided. Therefore, it is suggested that you request such documents via email.

Intuit Inc.

2700 Coast Avenue

Mountain View, CA 94043

Attention: Investor Relations

investor_relations@intuit.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.intuit.com and our investor relations website is located at www.investors.intuit.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INTUIT INC.

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Preliminary Prospectus Supplement

Joint Book-Running Managers

BofA Securities	J.P. Morgan

MUFG	US Bancorp	Scotiabank	Wells Fargo Securities

June     , 2020